Exhibits

Item 77I - Terms of new or amended securities
A description of the Class 3 shares of the SA Large Cap Index Portfolio is included in Post-Effective Amendment No. 95 to the Registration Statement
 on Form N-1A of SunAmerica Series Trust (File No. 33-52742), which became effective on April 28, 2017, pursuant to Rule 485(b) of the Securities Act of 1933, as amended, and is incorporated herein by reference (SEC Accession No. 0001193125-17-148851).

Item 77I - Terms of new or amended securities
A description of the Class 1 and Class 3 shares of the SA Fixed Income
Index Portfolio, SA International Index Portfolio, SA Mid Cap Index Portfolio, SA Small Cap Index Portfolio, SA Index Allocation 60/40 Portfolio, SA Index Allocation 80/20 Portfolio and SA Index Allocation 90/10 Portfolio is included in Post-Effective Amendment No. 90 to the Registration Statement on Form N-1A of SunAmerica Series Trust (File No. 33-52742), which became effective on February 1, 2017, pursuant to Rule 485(b) of the Securities Act of 1933, as amended, and is incorporated herein by reference (SEC Accession No. 0001193125-17-027653).

Item 77I - Terms of new or amended securities
A description of the Class 1 and Class 3 shares of the SA Legg Mason Tactical Opportunities Portfolio is included in Post-Effective Amendment No. 100 to the Registration Statement on Form N-1A of SunAmerica Series Trust (File No. 33-52742), which became effective on August 16, 2017, pursuant to Rule
485(b) of the Securities Act of 1933, as amended, and is incorporated herein by reference (SEC Accession No.
0001193125-17-259961).